UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2007

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 20, 2007, Mesa Air Group, Inc. (the “Company”) announced that the Compensation Committee of its Board of Directors and the Board approved amendments to the employment agreements for its Chief Executive Officer, Jonathan G. Ornstein, its President and Chief Operating Officer, Michael J. Lotz, and its Senior Vice President and General Counsel, Brian S. Gillman.
     The amendments to the employment agreements for Messrs. Ornstein and Lotz consisted of extending the term of each agreement for an additional three years.
     Mr. Gillman’s employment agreement was similarly extended for an additional three years. He also received an increase in his base salary to $190,000 and is now entitled to an annual deferred compensation payment of $50,000, which will also be payable through the remaining term of his employment agreement in the event of a change in control of the Company.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: November 20, 2007	By:	/s/ BRIAN S. GILLMAN
		Name:	Brian S. Gillman
		Title:	Executive Vice President and General Counsel